# Pro Forma Capitalization

($ in millions)

| Sources | Amount |
|---|---|
| Re-priced Term Loan A | $438 |
| Re-priced Term Loan B | 1,191 |
| Cash from Balance Sheet | 3 |
| **Total Sources** | **$1,632** |

| Uses | Amount |
|---|---|
| Re-price Existing Term Loan A | $438 |
| Re-price Existing Term Loan B | 1,191 |
| Estimated Fees and Expenses | 3 |
| **Total Uses** | **$1,632** |

($ in millions)

| Pro Forma Capitalization | As of 3/31/2017 | Pro Forma Structure 3/31/2017 |
|---|---|---|
| Cash | $204 | $201 |
| Revolving Credit Facility ($470mm) (1) | 203 | 203 |
| Existing Term Loan A | 438 | -- |
| Re-priced Term Loan A | -- | 438 |
| Existing Term Loan B | 1,191 | -- |
| Re-priced Term Loan B | -- | 1,191 |
| Senior Notes | 400 | 400 |
| **Total Secured Debt** | **$2,232** | **$2,232** |
| **Total Debt** | **$2,232** | **$2,232** |
| Securitization Facilities (2) | 93 | 93 |
| Market Capitalization (3) | $4,510 | $4,510 |
| **Total Capitalization** | **$6,742** | **$6,742** |
| Pro Forma Adjusted EBITDA | $486 | $486 |
| Consolidated Interest Expense | $113 | $102 |
| **LTM Credit Statistics** | | |
| Total Secured Debt / Adjusted EBITDA | 4.6x | 4.6x |
| Total Debt / Adjusted EBITDA | 4.6x | 4.6x |
| Adjusted EBITDA / Interest Expense | 4.3x | 4.8x |
| Total Debt / Total Capitalization | 33.1% | 33.1% |

*Note: Debt balances reflect actual principal balance as of March 31, 2017.*
*(1) Balance does not include $13.3 million Letters of Credit Outstanding as of March 31, 3017.*
*(2) Under the securitization facilities, the Company sells certain of its Australian and European receivables to bankruptcy-remote subsidiaries consolidated by the Company. These facilities are not included in total debt calculations.*
*(3) Based on WEX share price as of June 9, 2017.*

# Track Record of Execution

## PRO FORMA REVENUE



$1,140
$1,088
$960
$989
$852
$142
$135
$135
$718
$818
$855
($ in millions)
2013
2014
2015
2016
LTM 3/31/17
WEX
EFS
Combined

## Adjusted EBITDA



$486
$464
$454
$439
$420
$77
$81
$70
$343
$358
$383
($ in millions)
2013
2014
2015
2016
LTM 3/31/17
WEX
EFS
Combined

*Note: Assumes EFS acquisition completed on January 1, 2013. Not pro forma for other acquisitions.*
*Note: FY 2016 and LTM 3/31/17 Adjusted EBITDA reflect pro forma Adjusted EBITDA. Please see page 27 for reconciliation.*
*Note: WEX PPG for 2013 = $3.67; 2014 = $3.55; 2015 = $2.55; 2016 = $2.21; Q1 2017 = $2.41.*
*Note: EFS PPG for 2013 = $3.73; 2014 = $3.63; 2015 = $2.53; 2016 = $2.14; Q1 2017 = $2.37.*

# Pro Forma Adjusted EBITDA Reconciliation

| *($ in millions)* | FY 2016 | LTM Q1 2017 |
|---|---|---|
| WEX Consolidated Net Income | $60.6 | $67.0 |
| Pro Forma EFS Consolidated Net Income (1) | (40.4) | (26.0) |
| **Pro Forma Consolidated Net Income** | **$20.2** | **$41.0** |
| Extraordinary gains and losses, and unusual items | -- | 15.5 |
| Income Tax Expense | 29.6 | 31.0 |
| Pro Forma Consolidated Interest Charges | 110.7 | 113.0 |
| Pro Forma Depreciation & Amortization | 175.0 | 185.2 |
| Pro Forma Non-cash Stock-based Compensation | 21.9 | 23.8 |
| Other Non-Cash Charges | 25.6 | 10.1 |
| Pro Forma Non-Recurring Charges Related to Permitted Transactions | 58.5 | 51.3 |
| Pro Forma Unrealized FX loss (gain) | (5.8) | (3.3) |
| Realized non-cash FX loss (gain) | -- | 5.0 |
| Unrealized Non-Cash Losses / (Gains) in Connection with Swap Contracts | (7.9) | (14.5) |
| Pro Forma EFS run-rate and Synergy Add Backs | 36.2 | 28.2 |
| **Pro Forma Adjusted EBITDA** | **$463.9** | **$486.3** |

*1) Pro Forma EFS Consolidated Net Income applicable for periods when EFS was not owned by WEX.*

# WEX Bank Capital

- WEX Bank has been a self producer of capital since inception, with no capital contributions from either WEX Inc. or outside (WEX Bank did not receive TARP funds)
- Return on assets for the Bank was 6.89% for the quarter ending December 31, 2016
- There are no restrictions on the payment of dividends from WEX Bank to WEX Inc. other than requirements to maintain adequate capitalization and limitations on amounts paid in excess of net income and retained earnings

## WEX Bank Liabilities

| ($ in Thousands) | Actual | | Minimum for Capital Adequecy Purposes | | Min. to be Well Capitalized under Prompt Corrective Action Provisions | |
|---|---|---|---|---|---|---|
| | Amount | Ratio | Amount | Ratio | Amount | Ratio |
| **As of December 31, 2016** | | | | | | |
| Total Capital to Risk Weighted Assets | **$228,402** | **12.59%** | **$145,182** | **8.00%** | **$181,477** | **10.00%** |
| Tier 1 Capital to Average Assets | **214,847** | **11.10%** | **77,413** | **4.00%** | **96,767** | **5.00%** |
| Tier 1 Capital to Risk Weighted Assets | **214,847** | **11.84%** | **108,887** | **6.00%** | **145,183** | **8.00%** |
| **As of December 31, 2015** | | | | | | |
| Total Capital to Risk Weighted Assets | **$202,294** | **15.50%** | $104,437 | 8.0% | $130,547 | 10.0% |
| Tier 1 Capital to Average Assets | **193,337** | **11.23%** | 68,865 | 4.0% | 86,082 | 5.0% |
| Tier 1 Capital to Risk Weighted Assets | **193,337** | **14.81%** | 78,328 | 6.0% | 104,437 | 8.0% |

## WEX Bank Payments to WEX Inc.

| ($ in Thousands) | 2006 | 2007 | 2008 | 2009 | 2010 | 2011 | 2012 | 2013 | 2014 | 2015 | 2016 |
|---|---|---|---|---|---|---|---|---|---|---|---|
| Dividends | $59,000 | $26,200 | $120,100 | $53,000 | $57,000 | $94,000 | $114,000 | $141,000 | $148,000 | $175,000 | $122,000 |
| Service Fees | 89,230 | 113,743 | 117,993 | 129,018 | 127,272 | 134,265 | 143,116 | 148,851 | 162,811 | 181,003 | 206,000 |
| Net Tax Payment | 38,217 | 39,679 | 48,022 | 25,040 | 46,936 | 69,975 | 78,468 | 87,823 | 98,878 | 90,591 | 84,361 |
| Total WEX Bank Payments | $186,447 | $179,622 | $286,115 | $207,058 | $231,208 | $298,240 | $335,584 | $377,674 | $409,689 | $446,594 | $412,361 |